U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2012

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 11, 2012, our chief financial officer, William E. Sullivan retired from the company. Upon the retirement of Mr. Sullivan, Thomas S. Olinger, our former chief integration officer, became chief financial officer of the company. Mr. Olinger’s compensation and benefits did not change upon his appointment as our chief financial officer.

Mr. Olinger, 45, was our chief integration officer since the merger between AMB Property Corporation and ProLogis in June 2011, and he was chief financial officer of AMB Property Corporation, from March 2007 to June 2011. Prior to joining AMB Property Corporation in February 2007, Mr. Olinger was the vice president and corporate controller at Oracle Corporation, an enterprise software company and provider of computer hardware products and services. Prior to his employment with Oracle, Mr. Olinger was an accountant and partner at Arthur Andersen LLP, where he served as the lead partner on our account from 1999 to 2002. Since January 2011, Mr. Olinger has served as a director of American Assets Trust, a real estate investment trust. Mr. Olinger holds a Bachelor of Science degree in Finance from Indiana University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prologis, Inc.
(Registrant)

Date: May 14, 2012	By:	/s/ Michael T. Blair
Michael T. Blair
Deputy General Counsel and Assistant Secretary

Prologis, L.P.
(Registrant)
	By:	Prologis, Inc.,
its general partner

Date: May 14, 2012	By:	/s/ Michael T. Blair
Michael T. Blair
Deputy General Counsel and Assistant Secretary